Exhibit 10.2


            Waiver and Agreement dated as of
            December 23, 1994 with respect to the
            Amended and Restated Agreement and Plan
            of Recapitalization dated as of March
            25, 1994 among UAL Corporation and Air
            Line Pilots Association, International
            and International Association of
            Machinists and Aerospace Workers (the
            "Agreement").

WHEREAS, Section 5.7 of the Agreement provides for the implementation of certain rights and restrictions with respect to the purchase of UAL Corporation stock ("UAL Shares") by employees of United Air Lines, Inc. including a requirement that no UAL Shares may be acquired through the directed account plan, the 401(k) plans and the stock purchase plan during the six month period ending on the last day of the Measuring Period, as defined in Section 1.10 of the Agreement, and

WHEREAS, the Association of Flight Attendants is not a party to, and is not bound by the terms of, the Agreement.

NOW, THEREFORE, it is agreed as follows:

1. To the extent Section 5.7 would apply to the rights of flight attendants to acquire or dispose of UAL Shares including any requirement for the suspension of the purchase of UAL Shares by the flight attendant 401(k) plan or by flight attendants through the stock purchase plan, such requirement is hereby waived by the parties hereto.

2. Except as specifically modified hereby, the Agreement shall remain in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Agreement to be executed by their respective authorized officers as of the day and year first above written.


AIR LINE PILOTS ASSOCIATION,       INTERNATIONAL ASSOCIATION OF
INTERNATIONAL                      MACHINISTS AND AEROSPACE WORKERS



By: /s/ Harlow B. Osteboe          By:  /s/ Kenneth W. Thiede

Name:  Harlow B. Osteboe           Name:  Kenneth W. Thiede
Title: UAL-MEC Chairman            Title:  President and
                                           General Chairman



UAL CORPORATION



By: /s/ Douglas A. Hacker

Name:  Douglas A. Hacker
Title:  Senior Vice President - Finance